[EXECUTION COPY]








                                  $200,000,000


                                CREDIT AGREEMENT


                                      among


                         HOMESTEAD VILLAGE INCORPORATED,


                         THE LENDERS IDENTIFIED HEREIN,


                                       and


                        COMMERZBANK AG, NEW YORK BRANCH,
                                    as AGENT


                       ----------------------------------


                            Dated as of June 15, 1998

                       ----------------------------------


                                   Arranged By

                         COMMERZBANK AG, NEW YORK BRANCH

     CREDIT AGREEMENT, dated as of June 15, 1998, among HOMESTEAD VILLAGE INCORPORATED, a corporation organized and existing under the laws of Maryland (the "Borrower"), the lenders listed in Schedule I (together with their successors and permitted assigns, each a "Bank" and, collectively, the "Banks") and COMMERZBANK AG, acting through its New York Branch in the manner and to the extent described in Section 10 (together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H :

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the bridge loans provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

     SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Eurodollar Rate" means, with respect to each Interest Period, the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by
(b) a percentage equal to one minus the actual rate (stated as a decimal) of all reserves then actually required to be maintained by any Bank (provided that reasonable evidence of the imposition of such requirement is furnished to the Borrower) against "eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any Bank to United States residents) or by any other Requirement of Law relating to reserve or capital adequacy requirements.

     "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.6, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

     "Applicable Lending Office" shall mean, with respect to each Bank, (a) such Bank's Base Rate Lending Office in the case of a Base Rate Loan, and (b) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

"Applicable Margin" shall mean, in respect of each Loan, for the period (a) from the date such Loan is made until the six month anniversary thereof, so long as such Loan is a (i) Base Rate Loan, 0.00% and (ii) Eurodollar Rate Loan, 1.00% and (b) from the date that is six months and one day following the date such Loan is made until the Expiry Date, so long as such Loan is a (i) Base Rate Loan, 0.25% and (ii) Eurodollar Rate Loan, 1.25%.

     "Arranger" shall mean Commerzbank AG acting through its New York Branch.

     "Bank" shall have the meaning provided in the first paragraph of this Agreement.

     "Bankruptcy Code" shall have the meaning provided in Section 9.5.

     "Base Rate" shall mean, as of any date of determination, a per annum rate equal to the higher on such date of (a) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (b) the Prime Lending Rate.

     "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

     "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean the borrowing of Loans of one Type from all the Banks on a given date (or the conversion of a Loan or Loans of a Bank or Banks on a given date).

     "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

     "Capital Contribution" shall have the meaning given to such term in the Subscription Agreement.

     "Cash Equivalents" shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date ofacquisition thereof, (b) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-1 or the equivalent thereof by Moody's Investors Service and in each case maturing not more than six months after the date of acquisition thereof by such Person and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all "Collateral" as defined in Section 1.1(a) of the Security Agreement.

     "Collateral Agent" shall mean the Agent acting as collateral agent for the Banks pursuant to the Security Documents.

     "Commitment" shall mean for each Bank, at any time, the amount set forth opposite such Bank's name in Schedule I under the heading "Commitment" as the same may be reduced or terminated from time to time pursuant to Sections 3.2,
3.3 and 9.

     "Commitment Commission" shall have the meaning provided in Section 3.1(a).

     "Consolidated EBIT" shall mean, as to any Person and for any period, the consolidated net income of such Person and its Subsidiaries for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains and gains from sales of assets (other than sales of inventory in the ordinary course of business).

                  "Consolidated EBITDA" shall mean, as to any Person and for any period, the Consolidated EBIT of such Person and its Subsidiaries for such period, adjusted by (a) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at such Consolidated EBIT for such period and (b) subtracting therefrom the amount of all non-cash gains that were added in arriving at such Consolidated EBIT for such period.

     "Consolidated Net Worth" shall mean, as to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries. "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States. "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Contractual Obligation" means, as applied to any Person, any provision of any Stock issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, document or other agreement or instrument to which such Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Credit Documents" shall mean this Agreement, each Note, the Subscription Agreement, the Equity Sponsor's Acknowledgment and Estoppel, the Side Letter and the Security Agreement.

     "Credit Event" shall mean the making of any Loan.

     "Debt Service" shall mean for any Person and for any period the sum of (a) all cash interest obligations required to be paid in respect of any Indebtedness of such Person and its Subsidiaries during such period, (b) all payments of principal required to be made with respect to any Indebtedness of any Person and for its Subsidiaries during such period, other than balloon payments or scheduled amortizing payments on senior Indebtedness, and (c) all other payments required to be made in respect of any Indebtedness of such Person and its Subsidiaries.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Effective Date" shall have the meaning provided in Section 11.13.

     "Equity  Sponsor"  shall  mean  Security  Capital  Group  Incorporated,   a
corporation organized and existing under the laws of Maryland.

     "Equity Sponsor's Acknowledgment and Estoppel" shall have the meaning provided in Section 5.6.

     "Equity Sponsor's Commitment" shall mean as of any date of determination the maximum amount which the Borrower can demand of the Equity Sponsor under the Subscription Agreement on such date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code (or for purposes of Section 412 or 4971 of the Code and Section 302 of ERISA, Section 414(b), (c), (m) or (o) of the Code).

     "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

     "Eurodollar Rate" shall mean: (a) the rate per annum appearing on the Telerate page 3750 (the "Telerate Screen") at or about 11:00 a.m. (New York time), subject to corrections (if any) made on the Telerate service, two Business Days prior to the commencement of the Interest Period for which such Eurodollar Rate will apply (the "Rate Fixing Day") for the offering of deposits in Dollars for a period comparable to the Interest Period for which such Eurodollar Rate will apply; or (b) if (i) no relevant rate appears on the Telerate Screen for the purposes of the foregoing subparagraph (a), or (ii) the Agent determines that no rate for a period of comparable duration to that Interest Period appears on the Telerate Screen at the relevant time, the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the respective rates quoted by the Agent to leading banks in the London interbank Eurodollar market at or about 11:00 a.m. (New York time) on the Rate Fixing Day for the offering of deposits in Dollars for a period comparable to the Interest Period for which such Eurodollar Rate will apply.

     "Eurodollar Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Event of Default" shall have the meaning provided in Section 9.

     "Expiry Date" shall mean February 23, 1999.

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.1.

     "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" shall mean any nation and any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, but not limited to, the Federal Reserve Board, any Federal Reserve Bank, any other central banking authority, or any agency or subdivision thereof.

     "Gross Asset Value" shall mean, as of any date of determination, the value of all cash, Cash Equivalents and the value of all real property assets owned by the Borrower on such date valued at one hundred percent (100%) of cost.

     "Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, provided that, to the extent any such letters of credit have been cash collateralized, the amount of such cash collateral shall be subtracted from the amount of Indebtedness calculated pursuant to this clause (b), (c) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (d) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (e) all Contingent Obligations of such Person.

     "Initial Borrowing Date" shall mean the date on which the initial Borrowing occurs or, for purposes of Section 5, such earlier date as the Borrower, the Agent and the Banks may agree.

     "Interest Period" shall mean a one month period, provided that: (a) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by Section 2.10(b); (b) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereof into a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (c) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (e) no Interest Period shall extend beyond the Expiry Date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall have the meaning provided in Section 2.1.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Effect" shall mean a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties or financial condition of the Borrower or the Equity Sponsor or their respective Subsidiaries that is likely to impair the ability of the Borrower or the Equity Sponsor, as the case may be, to (i) perform its obligations under the Credit Documents to which it is a party and (ii) avoid a Default or an Event of Default; (b) the rights or remedies of the Agent and the Banks under this Agreement and the other Credit Documents; or (c) the legality, validity, binding effect or enforceability of any Credit Document against the Borrower or the Equity Sponsor, as the case may be.

     "Mortgaged Properties" shall have the meaning given to such term in the Working Capital Facilities.

     "Multiemployer  Plan"  shall  mean any  multiemployer  plan as  defined  in
Section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

     "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with generally accepted principles in the United States, constitutes stockholders equity, excluding any treasury stock.

     "1997 Suburban Working Capital Facility" shall mean the Credit Agreement, dated as of May 6, 1997, among the Borrower, the lenders named therein and Commerzbank AG, acting though its New York Branch, as agent for the lenders named therein, together with all amendments, restatements, modifications and waivers thereof.

     "1998 Urban Working Capital Facility" shall mean the Credit Agreement, dated as of April 24, 1998, among the Borrower, the lenders named therein and Commerzbank AG, acting though its New York Branch, as agent for the lenders named therein, together with all amendments, restatements, modifications and waivers thereof.

     "Note" shall have the meaning provided in Section 2.5.

     "Notice of Borrowing" shall have the meaning provided in Section 2.3.

     "Notice of Conversion" shall have the meaning provided in Section 2.6.

     "Notice Office" shall mean the office of the Agent located at 2 World Financial Center, New York, New York 10281-1050, attention: David Schwarz, telephone: (212) 266- 7632, facsimile: (212) 266-7530 and attention: Christine Finkel, telephone: (212) 266-7375, facsimile: (212) 266-7530 or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Payment Office" shall mean the office of the Agent located at 2 World Financial Center, New York, NY 10281-1050, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

     "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Prime Lending Rate" shall mean the rate which Commerzbank AG announces from time to time at is New York Branch as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Commerzbank AG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Rate Fixing Day" shall have the meaning provided in the defined term "Eurodollar Rate."

     "Register" shall have the meaning provided in Section 11.5.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Remaining Property" shall have the meaning provided in Section 8.1.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25 or .28 of PBGC Regulation
Section 4043.

     "Required Banks" shall mean, at any time, Banks holding more than 50% of the then aggregate unpaid principal amount of the Notes or, if no such principal amount is then outstanding, Banks holding more than 50% of the Total Commitment.

     "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws, certificate of partnership and partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SEC" shall have the meaning provided in Section 7.1(a).

     "Section 4.4(b)(ii) Certificate" shall have the meaning provided in Section 4.4(b).

     "Securities Offering" shall mean any sale, transfer or other disposition by the Borrower of a security of the Borrower for consideration, whether registered under the Securities Act of 1933, as amended, or unregistered, and shall include the making by the Equity Sponsor of a Capital Contribution.

     "Side Letter" shall have the meaning provided in Section 5.8.

     "Security Agreement" shall have the meaning provided in Section 5.7.

     "Security Documents" shall mean the Security Agreement, the Subscription Agreement and the Equity Sponsor's Acknowledgment and Estoppel.

     "Subscription Agreement" shall have the meaning provided in Section 5.6.

     "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Taxes" shall have the meaning provided in Section 4.4(a).

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

     "Total Costs" shall have the meaning given to such term in the 1998 Working Capital Facility.

     "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Rate Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "United States" and "U.S." shall each mean the United States of America.

     "Unutilized Commitment" shall mean, for any Bank, at any time, the Commitment of such Bank at such time less the aggregate principal amount of all Loans made by such Bank and then outstanding.

     "Unutilized Total Commitment" shall mean the sum of the Unutilized Commitments of each of the Banks.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (a) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     "Working Capital Facility" shall mean the 1997 Suburban Working Capital Facility, the 1998 Urban Working Capital Facility or the 1997 Suburban Working Capital Facility and the 1998 Urban Working Capital Facility, as the context may require or allow.

     1.2 Principles of Construction. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include all other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating and amending, and all regulations promulgated pursuant to, such statutes; (d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, recitals, sections (or clauses or subdivisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; (i) references to Persons include their respective permitted successors and assigns; and (j) in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Although this Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Agent or any Bank merely because of the Agent's or any Bank's involvement in their preparation. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 2. AMOUNT AND TERMS OF CREDIT.

     2.1 The Loans. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time prior to the Expiry Date, to make loans (any loan made by any Bank a "Loan" and Loans made by any Bank or by all the Banks, as the context requires, the "Loans") to the Borrower, which Loans (a) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Rate Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type and (b) may be prepaid in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans (i) outstanding from any Bank shall at no time exceed the Commitment of such Bank at such time and (ii) comprising a Borrowing shall not, when added to the aggregate principal amount of Loans then outstanding, exceed the Equity Sponsor's Commitment in effect on the date such Borrowing. More than one Borrowing may occur on the same date, but Eurodollar Rate Loans comprising more than ten Borrowings shall not be outstanding under this Agreement at any time, provided that Eurodollar Rate Loans resulting from a conversion pursuant to

Section conversion pursuant to Section 2.10(b) shall not be deemed to be a Borrowing for this purpose. Loans once repaid or prepaid may not be reborrowed. On the Expiry Date the Unutilized Commitment of each Bank shall terminate and no Bank shall have any further obligation to lend hereunder.

     2.2 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, except as required by Section 2.10(b).

     2.3 Notice of Borrowing. Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained initially as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     2.4 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (a) if recovered from such Bank, the Federal Funds Rate and (b) if recovered from the Borrower, the then applicable rate for Base Rate Loans or Eurodollar Rate Loans, as the case may be. Nothing in this Section 2.4 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

     2.5 Notes. The Borrower's obligation to pay the principal of, and interest on, all the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"). The Note issued to each Bank shall (a) be payable to the order of such Bank and be dated the Initial Borrowing Date, (b) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Loans evidenced thereby, (c) mature, with respect to each Loan evidenced thereby, on the Expiry Date, (d) bear interest as provided in the appropriate clause of Section 2.8 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby and (e) be entitled to the benefits of this Agreement and the other Credit Documents. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

     2.6 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof of the outstanding principal amount of the Loans made pursuant to one or more Borrowings of one or more Types of Loan into a Borrowing of another Type of Loan, provided that (a) except as otherwise provided in Section 2.10(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable to the Eurodollar Rate Loans being converted and no such partial conversion of
Eurodollar  Rate  Loans  shall  reduce  the  outstanding   principal  amount  of
Eurodollar Rate Loans made pursuant to a single Borrowing to less than $5,000,000, (b) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (c) no conversion pursuant to this Section 2.6 shall result in a greater number of Borrowings than is permitted under Section 2.1. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

     2.7 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

     2.8 Interest.

     (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided, however, that no Loan shall bear interest after maturity at a rate per annum less than 2% in excess of the rate of interest applicable thereto at maturity.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the first Business Day of each calendar month, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) On each Rate Fixing Day, the Agent shall determine the interest rate for the Eurodollar Rate Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     2.9 Interest Periods. On the third Business Day prior to the expiration of an Interest Period applicable to a Eurodollar Rate Loan, the Borrower shall have the right to elect, by giving the Agent notice thereof, to continue such Eurodollar Rate Loan as a Eurodollar Rate Loan. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Borrower has failed to elect to continue such Loan as a Eurodollar Rate Loan as provided above, the Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

     2.10 Increased Costs, Illegality, etc.

     (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

          (i) on any Rate Fixing Day that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (A) a change in the basis of taxation of payments to any Bank or its Applicable Lending Office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in
Section 2.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, cancel said Borrowing by giving the Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the Borrower was notified by the Bank or the Agent pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan or Loans, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

     (c) If any Bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c).

     2.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (a) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.10(a)); (b) if any repayment (including any prepayment made pursuant to Section 4) or conversion of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (d) as a consequence of (i) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note of such Bank or (ii) any action taken pursuant to
Section 2.10(b).

     SECTION 3. COMMITMENT COMMISSION, FEES; REDUCTIONS OF COMMITMENT.

     3.1 Fees.

     (a) The Borrower agrees to pay to the Agent for distribution to each Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date until the Expiry Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to 0.25 of 1% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each June 30, September 30, December 31 and March 31 of each year and on the Expiry Date or upon such earlier date as the Total Commitment shall be terminated.

     (b) The Borrower shall pay to the Agent and the Arranger, for their own account, the fees set forth in that certain letter agreement, dated June 15, 1998, among the Borrower, the Agent and the Arranger.

     3.2 Voluntary Termination of Unutilized Total Commitment. Upon at least five Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Unutilized Total Commitment in whole or in part, in integral multiples of $5,000,000, provided that any such termination shall apply proportionately to reduce the Commitment of each Bank.

     3.3 Mandatory Reduction of Total Commitment. The Commitment of a Bank shall be reduced automatically at the time of, and by the principal amount of, each Loan made by such Bank. The Total Commitment shall be reduced automatically upon each date on which the Borrower receives, and by the amount by which, the net proceeds of any Securities Offering made after the Effective Date exceeds the unpaid principal balance of all outstanding Loans.

     SECTION 4. PREPAYMENTS: PAYMENTS.

     4.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Agent at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (b) each prepayment shall be in an aggregate principal amount of at least $5,000,000, provided that no partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000; (c) prepayments of Eurodollar Rate Loans made pursuant to this Section 4.1 may only be made on the last day of an Interest Period applicable thereto; and (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

     4.2 Mandatory Prepayments.

     (a) On any day on which the aggregate outstanding principal amount of the Loans exceeds the Total Commitment as then in effect, the Borrower shall prepay the principal of the Loans in an amount equal to such excess.

     (b) Within five Business Days of its receipt of the proceeds of any Securities Offering, the Borrower shall apply 100% of the net cash proceeds of such Securities Offering first to prepay outstanding Loans and second, (i) if no Loans are then outstanding and such proceeds are derived from a Securities Offering other than the issuance of subordinated debentures pursuant to the Subscription Agreement, first, to prepay credit extensions under the Working Capital Facilities, pro rata based upon the aggregate outstanding amount of all credit extensions thereunder and, second, to complete the acquisition, construction and development of the Mortgaged Properties or (ii) if no Loans are then outstanding and such proceeds are derived from the issuance of subordinated debentures pursuant to the Subscription Agreement, to complete the acquisition, construction and development of the Mortgaged Properties. The provisions of this clause (b) shall survive the termination of this Agreement and the lenders under the Working Capital Facilities are hereby declared to be third party beneficiaries of this clause (b).

     (c) With respect to each prepayment of Loans required by this Section 4.2, the Borrower may designate the Types of Loans which are to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Rate Loans were made, provided that: (i) if any prepayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such outstanding Loans shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

     4.3 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.4 Net Payments.

     (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing





00001WWP.WP5
                                       18
authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
11.4 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 11.4(b) and the immediately succeeding sentence, (A) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United

Statesperson (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrower shall not be obligated pursuant to Section 4.4(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.4(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.4 and except as set forth in Section 11.4(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     SECTION 5. CONDITIONS PRECEDENT.

     The obligation of each Bank to make any Loan is subject, at the time of each Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     5.1 Execution of Agreement; Notes. On the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

     5.2 No Default; Representations and Warranties; Absence of Material Adverse Effect. At the time of each Credit Event and also after giving effect thereto
(i) there shall exist no Default or Event of Default; (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event; and (iii) no Material Adverse Effect shall exist.

     5.3 Notice of Borrowing. Prior to each Credit Event, the Agent shall have received a Notice of Borrowing with respect thereto meeting the requirements of
Section 2.3.

     5.4 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received from Mayer, Brown & Platt, counsel to the Borrower and the Equity Sponsor, an opinion addressed to the Agent on behalf of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D and such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

     5.5 Corporate Documents; Proceedings.

     (a) On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President, any Senior Vice President, any Vice President or the Controller of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit E-1 with appropriate insertions, together with copies of the certificate of incorporation and by-laws of the Borrower and the resolutions of the Borrower referred to in such certificate.

     (b) On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President, any Senior Vice President, any Vice President or the Controller of the Equity Sponsor, and attested to by the Secretary or any Assistant Secretary of the Equity Sponsor, in the form of Exhibit E-2 with appropriate insertions, together with copies of the certificate of incorporation and by-laws of the Equity Sponsor and the resolutions of the Equity Sponsor referred to in such certificate.

     (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.6 Subscription Agreement and Equity Sponsor's Acknowledgment and Estoppel. On the Initial Borrowing Date, the Equity Sponsor shall have duly authorized, executed and delivered (a) a subscription agreement in the form of Exhibit F (as executed, modified, supplemented or amended from time to time, the "Subscription Agreement") and (b) an acknowledgment and estoppel in the form of Exhibit G (as executed, modified, supplemented or amended from time to time, the "Equity Sponsor's Acknowledgment and Estoppel").

     5.7 Security Agreement. The Borrower shall have duly authorized, executed and delivered a security agreement in the form of Exhibit H (as executed, modified, supplemented or amended from time to time, the "Security Agreement"), together with:

     (a) an acknowledgment copy of a UCC-1 financing statement duly filed under the UCC of the State of Georgia and each other jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

     (b) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

     (c) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

     5.8 Payment of Fees. The Agent and the Arranger shall have received all amounts required to paid to them by the Borrower on or before the Initial Borrowing Date pursuant to Section 3.1(b).

     5.9 Amendments to Working Capital Facilities. On the Initial Borrowing Date, the Borrower shall have delivered to the Banks a fully executed amendment to each Working Capital Facility, which amendments shall permit the transactions contemplated by the Credit Documents to be performed and consummated by the Borrower without resulting in a breach of covenant and/or default under the terms of either Working Capital Facility and shall be in form satisfactory to the Banks.

     5.10 Equity Sponsor Side Letter. On the Initial Borrowing Date, the Borrower shall have delivered to the Banks a fully executed side letter between the Borrower and the Equity Sponsor regarding actions to be taken to avoid defaults under the Working Capital Facilities (the "Side Letter"), which side letter shall be in form and substance satisfactory to the Bank.

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 5.2 exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

     6.1 Corporate Existence and Power. The Borrower (a) is a duly formed and validly existing corporation in good standing under the laws of the State of Maryland, (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Credit Documents to which it is a party, (c) is duly qualified and is authorized to do business and is in good standing in each other jurisdiction in which the conduct of its business requires it to be so qualified or be authorized except where the failure to be so qualified or authorized would not have a Material Adverse Effect and (d) has all requisite power and authority to own its properties and to carry on its business as now conducted.

     6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of the certificate of incorporation or by-laws of the Borrower, (b) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation of any Lien upon any of the property or assets of the Borrower under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or (c) violate any material Requirement of Law.

     6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or the other Credit Documents to which it is a party or (b) the legality, validity, binding effect or enforceability of this Agreement or the other Credit Documents to which it is a party.

     6.4 Binding Effect. The Borrower has duly executed and delivered this Agreement, and this Agreement constitutes, and other Credit Documents to which it is a party when executed and delivered by the Borrower will each constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.5 Financial  Statements;  Financial Condition;  Undisclosed  Liabilities;
etc.

     (a) The  consolidated  balance sheets of the Borrower and its  Consolidated
Subsidiaries at December 31, 1997 and March 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year or three-month period, as the case may be, ended on such date and heretofore furnished to the Agent and Banks present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such balance sheets and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal year or three-month period, as the case may be. All such financial statements have been prepared in accordance with GAAP except for, with respect to the financial statements for the three-month period ended on March 31, 1998, the omission of footnotes and normal year-end audit adjustments. Since December 31, 1997, there has been no Material Adverse Effect.

     (b) Except (i) as fully reflected in the financial statements delivered pursuant to Section 6.5(a), (ii) for the execution and delivery of the 1998 Urban Working Capital Facility, (iii) for the increase in the commitments under the 1997 Suburban Working Capital Facility and (iv) for liabilities or obligations with respect to the Borrower or any of its Subsidiaries that have been incurred in the ordinary course of business, there are as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 6.5(a) which, either individually or in the aggregate, could be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole.

     6.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower which (a) purport to affect or pertain to this Agreement, the other Credit Documents to which it is a party or any of the transactions contemplated hereby or thereby or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or the other Credit Documents to which it is a party, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.7 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves in accordance with GAAP (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

     6.8 Compliance with ERISA. Each Plan is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; no Reportable Event has occurred; the Borrower has not received notice that any Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $2,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Sections 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or to or on account of a Multiemployer Plan pursuant to Sections 515, 4201, 4204 or 4212 of ERISA or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan, as applicable; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan, as applicable, pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of or payments under any Plan (other than routine claims for benefits) is pending, expected or, to the Borrower's knowledge, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $2,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any noncompliance that would not reasonably be expected to result in a material liability of the Borrower, its Subsidiaries or any ERISA Affiliate; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired or other former employees (other than as required by Section 601 of ERISA) or any pension plan other than any Plan the obligations with respect to which would reasonably be expected to have a Material Adverse Effect.

     6.9 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower.

     6.10 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or the Equity Sponsor in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     6.11 Compliance. The Borrower is in compliance with all Requirements of Law
and  Contractual   Obligations,   except  such   non-compliance  as  would  not,
individually or in the aggregate, have a Material Adverse Effect.

     6.12 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     6.13 Investment Company. The Borrower is not an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     6.14 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that would have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (b) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (c) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as would not have a Material Adverse Effect.

     6.15 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

     6.16 Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any business other than the ownership, construction, development, operation and management of extended stay facilities (other than businesses incidental to the development, operation and management of extended stay facilities).

     6.17 Solvency. Within the meaning of Section 548 of the Bankruptcy Code, the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act as in effect in any relevant jurisdiction, and any similar laws or statutes, and after giving effect to the transactions contemplated hereby: (a) the fair saleable value of the Borrower's assets exceeds and will, immediately following the making of each Loan, exceed the Borrower's total liabilities including, without limitation, subordinated, unliquidated, disputed and contingent liabilities; (b) the fair saleable value of the Borrower's assets is and will, immediately following the making of each Loan, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured; (c) the Borrower's assets do not and, immediately following the making of each Loan, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (d) the Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including without limitation contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

     6.18 Drawing Under Subscription Agreement. Unless the Borrower shall have received proceeds of Securities Offerings sufficient to repay all Loans that will become due and payable on the Expiry Date, the Borrower shall, on or before the eighth day preceding the Expiry Date, demand payment under the Subscription Agreement from the Equity Sponsor of the amount needed to repay such Loans in full on the Expiry Date.

     SECTION 7. AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

     7.1 Information Covenants. The Borrower will furnish to each Bank:

     (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each quarterly accounting period (other than the last fiscal quarter of a fiscal year) in each fiscal year of the Borrower (unless the filing requirements have been extended by the Securities and Exchange Commission (together with any successor to the functions thereof, the "SEC"), in which case the 45-day reference shall be changed to such extended date granted by the SEC), the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, retained earnings and cash flow for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller of the Borrower as being true and correct and that fairly present the consolidated financial condition as at the end of such fiscal quarter, and the consolidated results of operations and changes in cash flow for such fiscal quarter, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject to the omission of footnotes and normal year-end audit adjustments.

     (b) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower (unless the filing requirements have been extended by the SEC, in which case the 90-day reference shall be changed to such extended date granted by the SEC), the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, which report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such fiscal year, and the consolidated results of operations and changes in cash flow for such fiscal year, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

     (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(a) and (b), a certificate of the chief financial officer or controller of the Borrower to the effect that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 8.7 through 8.9, inclusive, at the end of such fiscal quarter or year, as the case may be. At the time of the delivery of the financial statements provided for in Section 7.1(a), a certificate of the chief financial officer or controller of the Borrower demonstrating the Borrower's compliance with Section 8.16 for the fiscal quarter to which such certificate relates.

     (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect or (y) with respect to any Credit Document and (iii) any other event (including, without limitation, threat of suit, proceeding or investigation) which could reasonably be expected to result in a Material Adverse Effect.

     (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the SEC or any national securities exchange upon which any security of the Borrower is listed or quoted, or provide to its security holders or other lenders.

     (f) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

     7.2 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine and make abstracts of the books of record and account of the Borrower or such Subsidiary and to discuss during regular business hours the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent certified public accounts, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request, provided that, in the case of any discussions with any independent certified public accountants, the Borrower shall, so long as no Event of Default has occurred and is continuing, have the right to be present during any such discussions.

     7.3 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, normal wear and tear accepted,
(ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are currently insured against and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

     7.4 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.4 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not have a Material Adverse Effect.

     7.5 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, individually or in the aggregate, have a Material Adverse Effect.

     7.6 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan or Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirements of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62,  .63,  .64,  .65,  .66,  .67 or .68 of  PBGC  Regulation  Section  4043  is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard
(including   any  required   installment   payments)  or  an  extension  of  any
amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $2,000,000; that proceedings may be or have been instituted under Section 4042 of ERISA to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064 or 4069 of ERISA or with respect to a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) or material excise tax under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan that would reasonably be expected to interfere with the Borrower's obligations under this Agreement or the other Credit Documents. Upon request by any Bank, the Borrower will also deliver to such Bank a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC (other than with respect to timely routine premium payments), and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate as applicable.

     7.7 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (a) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (b) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

     7.8 Performance of Obligations. The Borrower shall comply with and perform all of its obligations under the Working Capital Facilities. The Borrower shall, and shall cause each of its Subsidiaries to, perform all its Contractual Obligations (other than those covered by the preceding sentence), except such non-performances as would not in the aggregate have a Material Adverse Effect.

     7.9 Payment of Taxes and Claims, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and governmental charges imposed upon it or upon its property, unless the failure to so pay would not reasonably be expected to constitute or result in a Material Adverse Effect and (b) all taxes, assessments and governmental charges imposed upon any property, and all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien thereon unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or the applicable Subsidiary has, if required to do so under GAAP, maintained adequate reserves with respect thereto.

     SECTION 8. NEGATIVE COVENANTS.

     The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

     8.1 Liens. Except for the Lien created by the Security Agreement and Liens for taxes not yet due, the Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral or any portion thereof. Except for Liens permitted under the Working Capital Facilities, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Mortgaged Property. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries other than the Collateral and the Mortgaged Properties, whether now owned or hereafter acquired (collectively, "Remaining Property"), provided that such restrictions shall not prevent the creation, incurrence, assumption or existence of:

     (a) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

     (b) Liens in respect of Remaining Property imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such Remaining Property or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Remaining Property subject to any such Lien; and

     (c)  pledges  or  deposits  in  connection   with  worker's   compensation,
unemployment insurance and other social security legislation.

     8.2 Consolidation, Merger, Sale of Assets, etc. The Borrower will not (a) merge into or consolidate with any other Person; (b) sell, assign, lease, transfer, convey or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or (c) liquidate or dissolve or permit the adoption of a plan by the stockholders of the Borrower relating to the dissolution or liquidation of the Borrower.

     8.3 Dividends.

     (a) The Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock).

     (b) The Borrower will not permit any of its Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Subsidiary now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), except that any Subsidiary may pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

     8.4 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except (a) Indebtedness of the Borrower incurred under the Credit Documents, (b) Indebtedness permitted (whether by waiver or otherwise) under the Working Capital Facilities and (c) Indebtedness comprised of letters of credit which are fully cash collateralized.

     8.5 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

     (a) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (b)  the  Borrower  and  its   Subsidiaries   may  acquire  and  hold  Cash
Equivalents;

     (c) the Borrower may make equity contributions to the capital of its Wholly-Owned Subsidiaries and the Wholly-Owned Subsidiaries of the Borrower may make equity contributions to the capital of their respective Wholly-Owned Subsidiaries; and

     (d)  the  Borrower  may  make  loans  and  advances  to  its   Wholly-Owned
Subsidiaries.

     8.6 Transactions with Affiliates. The Borrower will not purchase, acquire, lease any property from, or sell, transfer, or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payments to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical service charges, or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than arm's-length commercially reasonable terms (other than (a) those transactions in effect on the Effective Date and previously disclosed in writing to the Banks, (b) any such transactions between the Borrower and any of its Subsidiaries and between Subsidiaries of Borrower and (c) the Subscription Agreement).

     8.7 Debt Service Coverage Ratio. The Borrower will not permit the ratio of its Consolidated EBITDA to its Debt Service for any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

          Fiscal Quarter Ended                    Ratio

          September 30, 1998                      1.4:1.0
          December 31, 1998                       1.4:1.0
          March 31, 1999                          1.5:1.0.

     8.8 Total Debt. The Borrower will not permit the aggregate amount of its Indebtedness at any time to exceed an amount equal to fifty-five percent (55%) of Gross Asset Value at such time, or permit the aggregate amount of its Indebtedness secured by a Lien at any time to exceed an amount equal to fifty percent (50%) of Gross Asset Value at such time.

     8.9 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than $325,000,000.

     8.10 Limitation on Modification of Certificate of Incorporation and By-Laws. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws if such amendment, modification or change would (a) create a new class of securities or (b) would have a Material Adverse Effect or (c) would otherwise result in a Default hereunder.

     8.11 Limitation on Modification of Subscription Agreement and Side Letter. The Borrower shall not consent to the amendment, modification, waiver, release, cancellation or termination of any provision of the Subscription Agreement or the Side Letter and will not take any action, or omit to take any action necessary, if such failure or omission could reasonably be expected to impair in any manner (a) the Borrower's right to demand payment under the Subscription Agreement from the Equity Sponsor or (b) the rights and remedies of the Collateral Agent and the Banks in respect of the Subscription Agreement or the Side Letter.

     8.12 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

     8.13 Limitation on Issuance of Capital Stock by Subsidiaries. The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (a) transfers and replacements of then outstanding shares of capital stock, (b) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (c) stock issuances (1) to the Borrower from any of its Wholly-Owned Subsidiaries or (2) to any Wholly-Owned Subsidiary of the Borrower from any of its respective Wholly-Owned Subsidiaries, in each case in consideration of an equity contribution permitted under Section 8.5(c).

     8.14 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the Effective Date and any business reasonably ancillary thereto.

     8.15 Use of Proceeds. The Borrower will not use any part of the proceeds of any Loan to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. The Borrower will use the proceeds of each Loan to fund the acquisition of land, to construct and develop extended stay facilities on such land and, so long as no Default of Event of Default has occurred and is continuing, for other general corporate purposes.

     8.16 Total Costs. The Borrower has not and will not undertake any activity that will create a funding need in excess of the sum of (a) the aggregate amount available from internally generated excess cash, (b) the maximum amount available to be borrowed under the Working Capital Facilities and (c) the maximum amount available to be borrowed under this Agreement, including any need for any and all of the costs of the development and/or operation of the Borrower and its business.

     SECTION 9. EVENTS OF DEFAULT.

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     9.1 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note; or

     9.2 Representations, etc. Any representation, warranty or statement made by or on behalf of the Borrower or the Equity Sponsor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.3 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(d)(i), 7.7 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.1 and 9.2 and clause (i) of this Section 9.3) contained in this Agreement and such default shall continue unremedied for a period of 15 days after written notice to the Borrower by either the Agent or any Bank; or

     9.4 Default Under Other Agreements.

     (a) The Borrower shall (i) default in any payment of any Indebtedness under the Working Capital Facilities beyond the period of grace, if any, provided in the Working Capital Facilities or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness under the Working Capital Facilities or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of Indebtedness under the Working Capital Facilities to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity;

     (b) the Equity Sponsor shall (i) default in any payment of any Indebtedness (other than non-recourse Indebtedness) in an aggregate principal amount of $25,000,000 or more beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than non-recourse Indebtedness) in an aggregate principal amount of $25,000,000 or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity;

     (c) the Borrower shall (i) default in any payment of any Indebtedness (other than the Notes or Indebtedness incurred under the Working Capital Facilities) in an aggregate principal amount of $5,000,000 or more beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes or Indebtedness incurred under the Working Capital Facilities) in an aggregate principal amount of $5,000,000 or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or

     (d) any Indebtedness of the Borrower or the Equity Sponsor of the type described in paragraphs (a), (b) or (c) above shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

     9.5 Bankruptcy, etc. The Borrower or the Equity Sponsor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or the Equity Sponsor and the petition is not controverted within 10 days, or is not dismissed within 90 days, after commencement of the case; or a




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



custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Equity Sponsor, or the Borrower or the Equity Sponsor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or the Equity Sponsor, or there is commenced against the Borrower or the Equity Sponsor any such proceeding which remains undismissed for a period of 90 days, or the Borrower or the Equity Sponsor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or the Equity Sponsor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or the Borrower or the Equity Sponsor makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or the Equity Sponsor for the purpose of effecting any of the foregoing; or

     9.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or
Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan shall be subject to the advance reporting requirements of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan or Multiemployer Plan shall have had or is likely to have a trustee appointed to administer such plan, or is, shall have been or is likely to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Multiemployer Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or to or on account of a Multiemployer Plan under Sections 515, 4201, 4204 or 4212 of ERISA or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any pension plan other than a Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

     9.7 Security Agreement. The Security Agreement or any material provision thereof shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, or the Borrower shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement; or

     9.8 Subscription Agreement. The Subscription Agreement, the Equity Sponsor's Acknowledgment and Estoppel or any material provision thereof shall cease to be in full force or effect (whether as a result of a change in law after the date of this Agreement or otherwise), or the Equity Sponsor or any Person acting by or on behalf of the Equity Sponsor shall deny or disaffirm the Equity Sponsor's obligations under the Subscription Agreement or the Equity Sponsor's Acknowledgment and Estoppel, or the Equity Sponsor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subscription Agreement or the Equity Sponsor's Acknowledgment and Estoppel; or

     9.9 Change of Control. (a) The acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), except for the Equity Sponsor or Affiliates thereof, of a direct or indirect majority interest (more than 50%) of the voting power of the capital stock of the Borrower by way of purchase, merger or consolidation or otherwise; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower; or

     9.10 Judgments.

     (a) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

     (b) One or more judgments or decrees shall be entered against the Equity Sponsor involving in the aggregate a liability (not paid or fully covered by insurance) in an amount equal to or greater than 10% of the Equity Sponsor's Consolidated Net Worth (determined by reference to the most recent balance sheet of the Equity Sponsor delivered to the Banks), and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal by the tenth day preceding the date on which assets of the Equity Sponsor can first be sold to satisfy such judgment or decree;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may and, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 9.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) demand payment in full from the Equity Sponsor under the terms of the Subscription Agreement or (iv) exercise all remedies available to the Collateral Agent under the Security Documents.

     SECTION 10. THE AGENT.

     The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and neither the Borrower nor the Equity Sponsor shall have any rights as a third party beneficiary or otherwise under the provisions of this
Section 10, except that the Borrower shall have the right to approve a successor Agent as provided in Section 10.10.

     10.1 Appointment. Each Bank hereby irrevocably designates and appoints Commerzbank AG as Agent of such Bank (such term to include for purposes of this Section 10, Commerzbank AG acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Commerzbank AG as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank or the holder of any Note, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Equity Sponsor or any of their Subsidiaries.

     10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.3.

     10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or the Equity Sponsor or any of their respective officers contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower, the Equity Sponsor or any of their Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Borrower, the Equity Sponsor or any of their Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower or the Equity Sponsor or any of their Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, the Equity Sponsor or any of their Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Bank, the Borrower or the Equity Sponsor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     10.6   Non-Reliance  on  Agent,  and  Other  Banks.   Each  Bank  expressly
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the Equity Sponsor or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower, the Equity Sponsor and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower, the Equity Sponsor and their Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower, the Equity Sponsor or any of their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or the Equity Sponsor; provided, that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of all Obligations.

     10.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Equity Sponsor and their Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     10.9 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     10.10 Resignation of the Agent; Successor Agent. The Agent may resign as the Agent upon 20 days' notice to the Banks. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject, to the extent that no payment Default or Event of Default has occurred and is then continuing, to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If a successor Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all duties of the Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Banks appoint a successor Agent as provided above. After the resignation of the Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     10.11 Arranger. As Arranger, Commerzbank AG shall have no right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION 11. MISCELLANEOUS.

     11.1 Payment of Expenses, etc. The Borrower shall: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (i) of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and in connection with the Agent's syndication efforts with respect to this Agreement and (ii) of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disburse- ments of counsel (including in-house counsel) for the Agent and for each of the Banks); (b) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     11.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     11.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, to:

               Homestead Village Incorporated
               2100 RiverEdge Parkway, 9th Floor
               Atlanta, Georgia 30328
               Attention:     Robert C. Aldworth
                              Senior Vice President and Chief Financial Officer
               Telephone:  (770) 303-2218
               Facsimile:  (770) 859-1674;

with a copy to:
               Security Capital Group Incorporated
               125 Lincoln Avenue
               Santa Fe, New Mexico  87501
               Attention:  Jeffrey A. Klopf
               Telephone:  (505) 820-8223
               Facsimile:  (505) 988-8920
         and a copy to:             Security Capital Group Incorporated
                                    7777 Market Center Avenue
                                    El Paso, Texas  79910-8412
                                    Attention:  Paul Szurek
                                    Telephone:  (915) 877-6390
                                    Facsimile:  (915) 877-3301

if to any Bank, at its Base Rate Lending Office  specified  opposite its name on
Schedule I; and if to the Agent, at its Notice Office; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier and shall be effective when received.

     11.4 Benefit of Agreement.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in
Section 11.4(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10, 2.11 and 4.4 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (i) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to its parent company and/or any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment to one or more commercial banks, financial institutions or "accredited investors" (as such term is defined in Regulation D of the Securities Act of 1933, as amended), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement in the form of Exhibit I (with blanks appropriately completed), provided that (A) at such time Schedule I shall be deemed modified to reflect the Commitment of such new Bank and of the existing Banks, (B) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (C) the consent of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower shall be required in connection with any such assignment pursuant to clause (ii) of this Section 11.4(b) (which consent shall not be unreasonably withheld or delayed) and (D) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $2,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section
11.5 hereof. To the extent of any assignment pursuant to this Section 11.4(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this
Section 11.4(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.4(b)(ii) Certificate) described in Section 4.4(b).

     (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

     11.5 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 11.5, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 11.5.

     11.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

     11.7 Payments Pro Rata.

     (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     11.8 Computations. All computations of interest, Commitment Commissions and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commissions or Fees are payable.

     11.9 Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) OF THE STATE OF NEW YORK EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE CREDIT DOCUMENTS WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS UPON COLLATERAL NOT LOCATED IN THE STATE OF NEW YORK.

     (b) Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     (c) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.10 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.11 Obligation to Make Payments in Dollars. The obligation of the Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Agent as provided in Section 4.3 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

     11.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

     11.13 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephone (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

     11.14 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof (other than the provisions of Section 10 other than the second sentence of Section 10.10) or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Required Banks and the Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (a) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (b) release any Collateral under any Security Document except as shall be otherwise provided in any Credit Document, (c) release the Equity Sponsor from its obligations under the Subscription Agreement or Equity Sponsor's Acknowledgment and Estoppel, (d) amend, modify or waive any provision of this Section 11.14 or
Section  10.6,  11.1,  11.2,  11.4,  11.7 or 11.8,  (e)  reduce  the  percentage specified in the definition of Required Banks or (e) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The terms of Section 10 hereof may be changed, waived, discharged or terminated so long as such change, waiver, discharge or termination is in writing signed by the Required Banks and the Agent.

     11.15 Confidentiality.

     (a) Each of the Banks agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower, the Equity Sponsor or any of their Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has become generally available to the public or has become available to such Bank on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section.

     (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its Affiliates any information related to the Borrower, the Equity Sponsor or any of their Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower, the Equity Sponsor and their Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such
Bank).

     11.16 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 4.4, 10.6, 11.1 and 11.5 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

     11.17 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.



                            [Signatures Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                           HOMESTEAD VILLAGE INCORPORATED



                                           By____________________________
                                             Title:


                                           COMMERZBANK AG, NEW YORK BRANCH,
                                             as Agent



                                           By____________________________
                                             Title:



                                           By____________________________
                                             Title:


                                           COMMERZBANK AG, LOS ANGELES BRANCH,
                                             as a Bank



                                           By____________________________
                                             Title:



                                           By____________________________
                                             Title: